UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2025

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2025 (the “Sale Date”), two indirect wholly-owned subsidiaries of Nabors Industries Ltd. (“Nabors”), PD Dutch, LLC and PD ITS, LLC (collectively, the “Sellers”) and Covey Holdings, LLC (the “Buyer”), an indirect wholly-owned subsidiary of Superior Energy Services, Inc. (“Superior”), entered into a Membership Interest Purchase Agreement (the “Agreement”), pursuant to which all of the equity interests in Quail Tools, LLC (“Quail”) were sold by Sellers to Buyer on the Sale Date (the “Sale”).

The net consideration paid by Buyer in connection with the Sale was $600.0 million plus adjustments for net working capital. Pursuant to the terms of the Agreement, the consideration consisted of (a) $375.0 million in cash which was paid by Buyer on the Sale Date and (b) $250.0 million in the form of a secured promissory note (the “Seller Note”) issued by Buyer in favor of PD ITS, LLC (the “Lender”) pursuant to the Seller Note and Security Agreement by and among Buyer, Quail, Superior and Lender (the “Seller Note and Security Agreement”).

The Agreement contains customary representations, warranties and covenants regarding Quail, Sellers and Buyer.

The Seller Note is due on May 20, 2026 and is secured by a first-priority security interest in substantially all existing and after-acquired property of Quail and a pledge on 100% of the equity interests in Quail. The Seller Note also contains certain negative covenants, including restricting Buyer’s and/or Quail’s ability (and in certain circumstances, Superior’s ability), subject to certain specified exceptions, to incur debt, grant liens, merge, make certain restricted payments, sell its assets, prepay debt or amend its organizational documents. Subject to certain exceptions, Buyer and Quail will use the proceeds from certain events of loss, assets sales and debt issuances, to prepay the Seller Note.

The Seller Note bears interest at a rate of 7.50% for the first 180 days and thereafter interest at a rate of 10.0%, with such interest to be paid monthly. If there is an Event of Default (as defined in the Seller Note and Security Agreement), the interest rate will increase by 2% over the current interest rate. In addition, if the obligations under the Seller Note and Security Agreement are not paid in full by May 20, 2026, the interest rate will increase by an additional 1% for each month such obligations are not paid in full; provided, however, the interest rate shall not exceed 20%.

The Seller Note is guaranteed by Superior and Quail pursuant to the Guaranty Agreement they granted in favor of the Lender for both performance and for payment (the “Guaranty Agreement”).

The foregoing descriptions of the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement, which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The Agreement, the Seller Note and Security Agreement and the Guaranty Agreement contain representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement reflect negotiations between the parties to the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement, respectively, and are not intended as statements of fact to be relied upon by investors, or any individual or other entity other than the parties. In particular, the representations, warranties, covenants and agreements in the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Agreement, Seller Note and Security Agreement and the Guaranty Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, the Seller Note and Security Agreement and the Guaranty Agreement, and unless required by applicable law, Nabors undertakes no obligation to update such information.

Item 2.01 Completion of Acquisition or Disposition of assets.

To the extent required by Item 2.01, the disclosure set forth in Item 1.01 above regarding the sale of Quail is incorporated by reference into this Item 2.01. Certain unaudited pro forma financial information is included under Item 9.01

Item 7.01 Regulation FD Disclosure.

On August 20, 2025, Nabors, issued a press release announcing the Sale. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), if such subsequent filing specifically references such information.

Cautionary Statement Regarding Forward-Looking Statements

The information included in this Current Report includes forward-looking statements within the meaning of the Securities Act and the Exchange Act. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the SEC. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.

For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The forward-looking statements contained in this Current Report reflect management’s estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Certain unaudited pro forma financial information is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Membership Interest Purchase Agreement, dated as of August 20, 2025, by and among PD Dutch, LLC, PD ITS, LLC, Quail Tools LLC, Covey Holdings, LLC and Nabors Industries Ltd. (solely for the purposes of Section 6.7(e), Section 6.9 and Section 6.14).
10.2*	Seller Note and Security Agreement, dated as of August 20, 2025, by and among Covey Holdings, LLC, Quail Tools, LLC, Superior Energy Services, Inc. and PD ITS, LLC.
10.3*	Guaranty Agreement, dated as of August 20, 2025, by Superior Energy Services, Inc. and Quail Tools, LLC in favor of PD ITS, LLC.
99.1	Press Release, dated as of August 20, 2025.
99.2	Pro Forma Financial Statements
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Nabors hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabors Industries Ltd.

Date: August 22, 2025	By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Corporate Secretary